Exhibit 99.6

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-161147) and the Registration Statements on Form S-8 (Nos. 333-96675, 333-121823 and 333-131371) of Pepco Holdings, Inc. of our report dated February 26, 2010, except with respect to our opinion on the consolidated financial statements in so far as it relates to discontinued operations described in Note 20, which is as of September 17, 2010, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
Washington, D.C.
September 17, 2010